SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   QNB CORP.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. /X/ No fee required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

[QNB CORP. LOGO]

                                                             P.O. Box 9005
                                                       Quakertown, PA 18951-9005
                                                           TEL (215) 538-5600
                                                           FAX (215) 538-5765

April 8, 1997




Dear Shareholder:


The 1997 Annual Meeting of the Shareholders of QNB Corp. (the "Corporation") will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania, on Tuesday, May 6, 1997, at 11:00 a.m. Notice of the Annual Meeting, the Corporation's Proxy Statement, Proxy Card and 1996 Annual Report are enclosed.

At this year's Annual Meeting, you are being asked to elect three (3) Directors. This proposal is fully described in the accompanying Proxy Statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE CANDIDATES FOR ELECTION. WE RECOMMEND THAT YOU VOTE "FOR" ALL THREE CANDIDATES.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please complete, date and sign the enclosed Proxy Card and return it in the envelope provided.

If you have any questions, please contact our Assistant Corporate Secretary, Tara E. Zuck, at (215) 538-5715.

Thank you for your cooperation and continuing support.

Very truly yours,

/s/ Thomas J. Bisko
---------------------
Thomas J. Bisko
President and
Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          ----------------------------

                            TO BE HELD ON MAY 6, 1997


         Notice is hereby given that the 1997 Annual Meeting of the Shareholders of QNB Corp. (the "Corporation") will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951, on Tuesday, May 6, 1997 at 11:00 a.m., local time, for the following purposes:

         (1) To elect three (3) Directors.

         (2) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on March 28, 1997, as the record date for the purpose of determining those shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to mark, date, sign and mail the enclosed proxy in the envelope supplied, as soon as possible. At any time prior to their being voted, proxies are revocable by written notice to the Corporation in accordance with the instructions set forth in the enclosed Proxy Statement or by voting at the meeting in person. If you attend the Annual Meeting, you may withdraw your proxy before it is voted and then vote your shares in person.


By Order of the Board of Directors,

/s/ Charles M. Meredith, III
----------------------------
Charles M. Meredith, III
Secretary

                                    QNB CORP.
                              10 North Third Street
                                  P.O. Box 9005
                         Quakertown, Pennsylvania 18951
                                 (215) 538-5715

                                ----------------

                                 PROXY STATEMENT


                1997 ANNUAL MEETING OF SHAREHOLDERS - MAY 6, 1997

         This Proxy Statement is being furnished to holders of the Common Stock, par value $1.25 per share (the "Common Stock"), of QNB Corp. (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation (the "Board of Directors") for use at the 1997 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of The Quakertown National Bank (the "Bank"), at 320 West Broad Street, Quakertown, Pennsylvania 18951, on May 6, 1997. (The Annual Meeting and any adjournment(s) or postponement(s) thereof, are referred to hereinafter as the "Annual Meeting.")

         As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to in the Notice of Annual Meeting attached hereto. As to other business, if any, that may properly come before the Annual Meeting, properly executed proxies in the form enclosed will be voted in accordance with the judgment of the person or persons voting the proxy.

         The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation's Common Stock. In addition to solicitations by mail, directors, officers, and employees of the Corporation and the Bank may solicit proxies personally or by telephone, without additional compensation.

         These proxy materials are first being mailed to shareholders on or about April 8, 1997.

Date, Time, and Place of Meeting

         The Annual Meeting will be held on May 6, 1997 at 11:00 a.m., local time, at the offices of the Bank at 320 West Broad Street, Quakertown, Pennsylvania.

Outstanding Securities; Quorum; Voting Rights; and Record Date

         The close of business on March 28, 1997, has been fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the close of business on that date, the Corporation had issued and outstanding 1,427,351 shares of Common Stock.

         Holders of the Common Stock are entitled to one vote for each share of Common Stock held of record on the record date with respect to each matter to be voted on at the Annual Meeting.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting.

 Solicitation of Proxies

         Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors.


 Voting and Revocability of Proxies

         Shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on such proxies, such shares will be voted FOR the election of the nominees of the Corporation's Board of Directors named below. It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the Annual Meeting, proxies will be voted in the discretion of the proxy holders as to such matters.

         A holder of shares of Common Stock who executes and returns a proxy has the power to revoke it at any time before it is exercised by delivering to Mr. Charles M. Meredith, III, Secretary of the Corporation, at the offices of the Corporation, at the address indicated above, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                       SECURITIES OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of March 26, 1997, the number of shares of Common Stock, par value $1.25 per share, beneficially owned by each current Director and nominee, by each executive officer, and by all Directors, nominees and executive officers of the Corporation and the Bank, as a group. Unless otherwise indicated, shares are directly held. The address for each such person is 320 West Broad Street, Quakertown, Pennsylvania 18951.



    Name of                                          Number of Shares           Percent of
Beneficial Owner                                          Owned                 Class(1)(2)
-------------------                                  ----------------           ----------

Norman L. Baringer, Director                             5,000(3)                   *

Thomas J. Bisko, Director, President/                   14,063(4)                   *
  Chief Executive Officer

Kenneth F. Brown, Jr., Director                         19,174(5)                  1.32%

Dennis Helf, Director, (Bank)                              800                      *

Donald T. Knauss, Director                              60,968(6)                  4.18%

Bret H. Krevolin, Senior Vice President/                 6,200(7)                   *
  Chief Financial Officer (Bank)

Bryan S. Lebo, Senior Vice President/                    3,300(8)                   *
  Lending (Bank)

G. Arden Link, Director (Bank)                             800                      *

Charles M. Meredith III, Director                       41,300(9)                  2.83%

Philip D. Miller, Director                              33,756(10)                 2.32%

Gary S. Parzych, Director                                1,550                      *

Henry L. Rosenberger, Director                          10,400(11)                  *

Mary Ann Smith, Senior Vice President/                   7,220(12)                  *
  Operations (Bank)

Edgar L. Stauffer, Director                             42,284(13)                2.90%

Robert C. Werner, Executive Vice President/              8,020(14)                  *
  Chief Operating Officer (Bank)

Existing Directors, Nominees
  & Executive Officers
  as a Group (15 persons)                              254,835                   17.48%


-----------------
*        Less than 1.00%

(1)  Numbers are rounded-off to the nearest one-hundredth percent.

(2)  Includes immediately exercisable options in the amount of 30,150.

(3) Includes 2,588 shares owned jointly by Mr. Baringer with his wife, Nancy, and 800 shares held in her individual capacity.

(4) Includes 4,032 shares owned jointly by Mr. Bisko with his wife, Barbara; 843 shares in The Quakertown National Bank 401(k) Profit Sharing Plan; and 8,000 exercisable options awarded under the Stock Incentive Plan.

(5)  Includes 18,374 shares owned jointly by Mr. Brown with his wife, Pamela.

(6)  Includes 8,964 shares owned by Mr. Knauss's wife, Ruth.

(7) Includes 50 shares owned jointly by Mr. Krevolin with his wife, Susan and 6,150 exercisable options awarded under the Stock Incentive Plan.

(8) Includes 300 shares owned jointly by Mr. Lebo with his wife, Elaine and 3,000 exercisable options awarded under the Stock Incentive Plan.

(9) Includes 5,184 shares owned jointly by Mr. Meredith with his wife, Elizabeth; 2,396 shares held in her individual capacity; 108 shares held of record in the estate of Ella K. Meredith, Mr. Meredith's mother; and 4,200 shares held of record by Franklin & Meredith, Inc.

(10) Includes 396 shares owned by Mr. Miller's wife, Nancy W. Kelly. Mr. Miller disclaims beneficial ownership of these shares.

(11) Includes 6,300 shares held of record by Rosenberger Cold Storage, Inc., and 3,100 shares owned by Rosenberger Cold Storage, Inc. Profit Sharing Trust.

(12) Includes 812 shares owned jointly by Ms. Smith with her husband, Randall; 208 shares held of record by Ms. Smith's children, as to which Ms. Smith has the sole voting and dispositive power, and 6,200 exercisable options awarded under the Stock Incentive Plan.

(13) Includes 24,596 shares owned jointly by Mr. Stauffer with his wife, Mary Blake; 300 shares held in her individual capacity; and 6,156 shares owned by the Stauffer Profit Sharing Trust.

(14) Includes 1,220 shares owned jointly by Mr. Werner with his wife, Judith, and 6,800 exercisable options awarded under the Stock Incentive Plan.

                       BENEFICIAL OWNERSHIP OF SECURITIES


         On March 26, 1997, 1,427,351 shares of Common Stock, par value $1.25 per share were issued, outstanding and entitled to vote. The following table sets forth the names of persons who, directly or indirectly, are known to the management of the Corporation to be beneficial owners (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended), of at least five percent (5%) of the Corporation's Common Stock outstanding as of March 26, 1997:


 Name and Address of                 Number of Shares           Percent of
 Beneficial Owner                        Owned (1)               Class (2)
 -------------------                 ----------------           ----------

 James C. Ebbert                         117,628                   8.24%
 303 Edgemont Avenue
 Quakertown, PA  18951

 ------------------------

(1)  Includes 117,628 shares owned jointly by Mr. Ebbert with his wife, Martha.

(2)  Numbers are rounded-off to the nearest one-hundredth percent.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

 The Board of Directors

         The Articles of Incorporation of the Corporation and the Corporation's By-Laws provide, in summary, that the Board of Directors shall consist of nine members and shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. The Directors currently constituting Class III have been nominated for re-election at the Annual Meeting. Directors in Class I and Class II will hold office until the 1998 and 1999 Annual Meetings, respectively.


The Nominees

         At the Annual Meeting, three directors are to be elected. Each director so elected will hold office until the Annual Meeting of Shareholders is held in 2000 and until his successor in office shall be duly qualified and elected.

         To the extent given discretion, the persons named in the accompanying proxy intend to vote to elect each of the nominees listed below. In the event that any nominee should decline to serve or be unable to serve, the persons named as proxies may vote for the election of such person or persons as may be recommended by the Board of Directors. The Board of Directors does not have a Nominating Committee.

         Set forth below, with respect to each nominee for Director, is his name, age, the time period served as a Director, if any, and his principal occupation(s) or employment and business affiliation(s) at present and during the last five years.


Voting Requirements

         The three (3) directors are required to be elected by the affirmative vote of a majority of the outstanding shares. Votes may be cast in favor or withheld for any or all of the nominees.

         Abstentions and broker non-votes will be counted as neither for nor against a nominee, but the shares represented by such abstention or broker non-vote will be considered present at the Annual Meeting for quorum purposes.


                                 RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT EACH OF THESE NOMINEES BE ELECTED AS A DIRECTOR.

NOMINEES FOR THREE YEAR TERM EXPIRING IN 2000 (Class III Directors)

         Dennis Helf
         Age 50; Of Counsel, Grim Biehn Thatcher & Helf, Quakertown, PA, January, 1996 to present; Partner, Grim Biehn Thatcher & Helf, from 1980 to December, 1995; Director of the Bank since January, 1996.

         Donald T. Knauss
         Age 71; Secretary of the Corporation, from 1984 to April, 1994; Secretary of the Bank, from 1968 to April, 1994; Retired, E. W. Knauss & Son, Inc. (meat processing), Quakertown, Pa.; Chairman of the Board, E.W. Knauss & Son, Inc. from 1986 to 1996; a Director since 1954.

         Thomas J. Bisko
         Age 49; Chief Executive Officer of the Bank and the Corporation, from March, 1988 to present; President of the Bank, from September, 1985 to present; Treasurer of the Corporation, from February, 1986 to present; President of the Corporation, from May, 1986 to present; a Director since 1985.

Continuing Directors Serving Until 1998 (Class I Directors)

         Gary S. Parzych
         Age 41; President, Eugene T. Parzych, Inc. (construction company), Trumbauersville, PA., from 1980 to present; President, Finland Leasing Company, Inc., from June, 1986 to present; Director, Quakertown Community School Board, from January, 1987 to present; a Director since 1995.

         Norman L. Baringer
         Age 66; President, Baringer Assoc. Inc. (insurance, real estate brokerage), Quakertown, Pa., 1985 to present; a Director since 1992.

         Charles M. Meredith, III
         Age 61; Secretary of the Corporation and the Bank from April, 1994 to present; Co-Owner, Franklin & Meredith Inc., Quakertown, Pa.; a Director since 1968.

Continuing Directors Serving Until 1999 (Class II Directors)

         Kenneth F. Brown, Jr.
         Age 41; President, McAdoo & Allen, Inc. (manufacturing), Quakertown, Pa., from September 1989 to present; Executive Vice President, McAdoo & Allen, Inc., from April 1976 to August 1989; a Director since 1993.

         Henry L. Rosenberger
         Age 51; Chairman/CEO, Rosenberger's Cold Storage, Inc.(refrigerated storage), Hatfield, Pa., from 1996 to present; President, Rosenberger's Cold Storage, Inc., from June 1981 to 1996; Chairman/CEO, Rosenberger's Cold Transport, Inc.(refrigerated trucks), from 1996 to present; President, Rosenberger's Cold Transport, Inc., from October 1984 to 1996; President, Dock Woods Community, Inc. (retirement community), January, 1988 to present; a Director since 1984.

         Edgar L. Stauffer
         Age 58; Co-Owner, Stauffer Manufacturing Corporation (manufacturer and importer of industrial work gloves and safety equipment), Red Hill, Pa., from August 1959 to present; Co-Owner, H. Texier Glove Corporation, Inc., from September 1983 to present; a Director since 1983.

-------------------------------

         Directors' tenures in office, in some instances, refer to service as a Director of the Bank prior to the formation of QNB Corp. as the holding company for the Bank.

             THE BOARDS OF DIRECTORS OF THE CORPORATION AND THE BANK

         Each current director of the Corporation is also a current member of the Bank's Board of Directors. G. Arden Link and Dennis Helf are members of the Board of Directors of the Bank only. Dennis Helf is currently a nominee to be a Director of the Corporation.

         The Board of Directors of the Corporation met 13 times in 1996. The Board of Directors of the Bank met a total of 27 times during such period. All current Directors attended at least 75 percent of the aggregate number of all meetings of the Board(s) of Directors of the Bank and the Corporation, except for Mr. Parzych who attended 60 percent of the meetings.

         Set forth below is information concerning the standing committees of the Board of Directors of the Corporation.

         Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of the Corporation between Board meetings, unless otherwise provided by the By-Laws of the Corporation. The Executive Committee did not meet in 1996. The present members of the Executive Committee are Messrs. Bisko, Knauss, Meredith and Stauffer.

         Compensation Committee. The Compensation Committee's primary function is to review and determine the compensation of present and proposed senior members of management of the Corporation. The Compensation Committee met once in 1996. The present members of the Compensation Committee are Messrs. Knauss, Meredith, Rosenberger, and Stauffer.

         Audit Committee. The Audit Committee shall recommend the engagement and discharge of independent Certified Public Accountants, review their annual audit plan and the results of their auditing activities, and consider the range of audit and non-audit fees. It shall also review the general audit plan, scope and results of the Corporation's procedures for internal auditing. The reports of examination of the Corporation and its subsidiaries by state and federal bank regulatory examiners shall be reviewed by the Audit Committee. The Audit Committee of the Corporation did not meet in 1996. The Bank also has a standing Audit Committee which performs the same functions as the Corporation's Audit Committee. The present members of the Bank's Audit Committee are Messrs. Baringer, Brown, Helf, Knauss, Link, Meredith, Parzych, Rosenberger, and Stauffer. The Audit Committee of the Bank met four times in 1996.

         Directors' Compensation. Each Director of the Corporation is also a member of the Board of Directors of the Bank. During 1996 each Director received a fee of $350 for each Board meeting attended. Directors are not reimbursed for Board meetings of the Corporation. Members of the Committees of the Board of Directors also received $175 for each Committee meeting attended, provided the Committee meeting was not held as part of a scheduled Board meeting. Directors who are salaried officers of the Corporation or the Bank do not receive fees for their services as a director.

                 MANAGEMENT INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee makes recommendations to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Bisko. The membership of the Committee includes only outside directors.



                             EXECUTIVE COMPENSATION


Summary Compensation Table

         Since the formation of the Corporation, none of its executive officers have received any separate compensation from the Corporation. Thomas J. Bisko, Robert C. Werner, and Bret H. Krevolin are the only executive officers of the Corporation that are also executive officers of the Bank. The following information is furnished concerning the chief executive officer and the executive officers of the Corporation whose aggregate remuneration from the Bank exceeded $100,000 during the fiscal year ended December 31, 1996:



                                                                          Long Term
                                                                          Compensa-            All Other
                                                Salary      Bonus        tion/Options          Compensa-
Name                                  Year        ($)        ($)             (#)              tion ($) (1)
---------------------------------------------------------------------------------------------------------
Thomas J. Bisko                       1996     $171,600     $1,716        1600 Shares           $19,847
President and                         1995     $165,000       n/a         1600 Shares           $19,727
Chief Executive Officer               1994     $157,740       n/a         1600 Shares           $19,288

Robert C. Werner                      1996     $108,160     $1,081        1600 Shares            $8,653
Executive Vice President/             1995     $104,000       n/a         1500 Shares            $8,320
Chief Operating Officer               1994     $100,000       n/a         1500 Shares            $8,000

-----------------------

(1) Includes the Bank's contributions to the 401(k) and Money Purchase Pension Plans of $12,000, $12,000 and $11,993 for Mr. Bisko and $8,653, $8,320 and $8,000 for Mr. Werner for 1996, 1995 and 1994, respectively.

Stock Option Grants for 1996

         The following table reflects grants of stock options to Mr. Bisko and Mr. Werner for fiscal 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                              Potential
                                                                                              Realizable Value
                                                    % of Total                                at Assumed
                                                    Options                                   Annual Rates of
                                                    Granted        Exercise                   Stock Appreciation
                                         Options    to Employees   or Base                    for Option Term (1)
                                         Granted    in Fiscal      Price         Expiration   -------------------
Name                                       (#)      Year           ($/Share)     Date             5%       10%
-----------------------------------------------------------------------------------------------------------------
Thomas J. Bisko                             1600        16.0%        $32.00      1/13/2002      $14,146    $31,264
President & Chief Executive Officer

Robert C. Werner                            1600        16.0%        $32.00      1/13/2002      $14,146    $31,264
Executive Vice President/
Chief Operating Officer

---------------
(1) In order to realize the potential value of the stock options, the Corporation's common stock would be approximately $40.84 and $51.54 at a 5% and 10% appreciation rate, respectively.


Aggregate Option Exercises and Option Values

           The following table provides information as to stock options exercised by Mr. Bisko and Mr. Werner in 1996 and the value of stock options held by each officer at year-end 1996 measured in terms of the $32.50 closing price (average of the bid and asked price) of the Corporation's Common Stock on December 31, 1996. All stock options are immediately exercisable.


              AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END STOCK OPTION VALUES


                                                                                                   Value of
                                                                              Number of            Unexercised
                                   Shares                 Aggregate           Unexercised          In-the-Money
                                   Acquired on            Value               Options at           Options at
Name                               Exercise (#)           Realized            12/31/96             12/31/96
---------------------------------------------------------------------------------------------------------------

Thomas J. Bisko                       1680                $26,659              6,400                 $67,800

Robert C. Werner                       840                $13,329              5,200                 $51,850

 Employment Agreements

         On September 2, 1986, the Corporation and Mr. Bisko entered into an employment agreement for a term commencing on September 1, 1986 and terminating on December 31, 2013; provided however, that such employment agreement may be terminated by either party upon five years' prior written notice. Under the terms of the employment agreement, Mr. Bisko is to be employed as the President of the Bank and to render services consistent therewith as may be reasonably required of him from time to time by the Board of Directors. Mr. Bisko may be discharged at any time for just and proper cause, except that, following a change of control of the Corporation (which is defined as any one person or group obtaining voting control of 25% or more of the outstanding Common Stock of the Corporation), Mr. Bisko's employment may only be terminated if he materially breaches his obligations under his employment agreement, fails or refuses to comply with the proper and reasonable written policies of the Board of Directors, or is convicted of a felony. If Mr. Bisko's employment is terminated for reasons other than, among others, discharge for cause, a change in control of the Corporation, or death or disability, Mr. Bisko is entitled to receive a lump sum severance payment equal to five times his then current base salary. If Mr. Bisko were terminated at the minimum base salary of $176,576 as of January 1, 1997, he would be entitled to receive a maximum lump sum payment equal to $882,880. Such a provision may be deemed to be "anti-takeover" in nature inasmuch as it may discourage a potential acquirer who would desire to replace Mr. Bisko with a new president. In the event of Mr. Bisko's death or disability, the Corporation shall pay either to Mr. Bisko, his estate, or his designated beneficiary, an amount equal to his then current base salary in equal monthly installments, which amounts may be reduced based upon the receipt of any life or disability insurance proceeds from policies maintained by and at the expense of the Corporation.


Board Compensation Committee Report on Executive Compensation

         The Board of Directors of the Corporation is responsible for the governance of the Corporation and its subsidiary. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and its subsidiary. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Corporation's strategic mission.

         The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Compensation Committee comprised of four outside directors who are listed below. The objective of the Committee is to establish a fair compensation policy to govern all employees' salaries to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Corporation, the results of which will be improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of our shares. While general guidelines are provided for all employees, the Compensation Committee makes specific recommendations for Mr. Bisko.

         Mr. Bisko's compensation is reviewed and approved annually by the Board of Directors. As a guideline for review in determining Mr. Bisko's base salary, the committee primarily uses information provided by the Larry Webber survey of Pennsylvania financial institutions operating within the Corporation's general market area. The Compensation Committee focuses on the survey data for financial institutions ranging from $200 million to $299 million operating in Southeastern Pennsylvania. This survey includes however, banks with assets of $25 million to $5 billion and is different than the peer group utilized for the performance charts. The peer group on the performance chart includes 141 bank holding companies and banks listed on NASDAQ operating in the Mid-Atlantic market. Pennsylvania peer group banks have been utilized because of common industry issues and competition for the same executive talent group.

CEO Compensation

         Mr. Bisko's base salary is $176,576 for 1997, subject to an annual review and adjustment, based upon performance, as determined by the Board of Directors or a designated committee thereof. Mr. Bisko's base pay is to be determined annually by the Compensation Committee. In addition, Mr. Bisko has a five-year compensation agreement whereby he is eligible to receive a cash bonus equivalent to 10.0% of his salary each year over the five-year term of the agreement provided certain financial goals are achieved. The goals are based on the Corporation increasing its earnings per share by a compounded 10.0% per year. The earnings per share growth amounts are based on levels achieved in 1996, the base year of the plan. In addition to the annual bonus, Mr. Bisko is also eligible to receive in the fifth year of the plan an additional 10.0% bonus for every year that Corporate goals were met over the term of the agreement, provided the fifth year target is met. Mr. Bisko shall also be reimbursed for all reasonable and necessary expenses related to his duties.

         The Bank provides Mr. Bisko, for the benefit of his named beneficiary, with a Salary Continuation Agreement (the "Agreement"). In the event of Mr. Bisko's death, the Agreement provides his beneficiary with monthly income for 180 consecutive months. The Agreement is enforced only while Mr. Bisko remains employed by the Bank. If Mr. Bisko's employment is terminated for any reason other than death, all rights under the Agreement will be terminated. The benefits are funded through an insurance policy with the cost limited to the annual premium on the policy.

         The Bank provides Mr. Bisko with a membership in a country club. Mr. Bisko is reimbursed for the cost of all meals at the club which are related to business. Mr. Bisko is not reimbursed for personal meals at the country club.

The Compensation Committee

Mr. Donald Knauss
Mr. Charles Meredith III
Mr. Henry Rosenberger
Mr. Edgar Stauffer

                              STOCK INCENTIVE PLAN

         The Corporation maintains the 1988 Stock Incentive Plan (the "Plan"). The Plan is administered by the Compensation Committee (the "Committee") of the Corporation's Board of Directors which consists of three or more persons to be selected by the Board of Directors. The Committee determines, among other things, the employees to whom awards are granted, the type of awards, the amount, size, timing and terms of such awards.

         Participation in the Plan is limited to those full-time officers and other key executive employees of the Corporation or Bank who are in positions in which their decisions, actions, and counsel have a significant impact upon the profitability and success of the Corporation. Directors of the Corporation who are not otherwise full-time officers or employees of the Corporation are not eligible to participate in the Plan. Subject to certain antidilution provisions, at present no more than 82,000 shares of Common Stock may be issued under the Plan. At present, an aggregate of 9,770 shares of Common Stock have been issued pursuant to options granted under the Plan and an aggregate of 37,350 options to purchase additional shares are presently outstanding.


                          EMPLOYEE STOCK PURCHASE PLAN

         At the Corporation's 1996 Annual Meeting, the shareholders approved the Employee Stock Purchase Plan (the "Plan"). The Plan offers eligible employees an opportunity to purchase, from the Corporation, shares of Common Stock at a 5 percent discount from fair market value (as defined in the plan). The Plan authorizes the issuance of 25,000 shares. The initial offering period of the Plan commenced on December 1, 1996. No shares were issued under the Plan as of March 26, 1997.

                             STOCK PERFORMANCE GRAPH

         Set forth below is a performance graph comparing the yearly cumulative total shareholder return on the Corporation's Common Stock with (a) the yearly cumulative total shareholder return on stocks included in the NASDAQ market index, a broad market index, and (b) the yearly cumulative total shareholder return on the Media General Mid-Atlantic Bank Group, a group encompassing virtually all publicly traded banking companies in New York, New Jersey, Pennsylvania, Delaware, Maryland, and the District of Columbia (141 companies). All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.



[In the printed version there appears a line graph which depicts the following plot points:]



                          1991      1992       1993      1994      1995      1996
                          ----      ----       ----      ----      ----      ----
QNB Corp.                100.00    109.09     121.21    133.33    187.88    209.45
Mid-Atlantic Banks       100.00    125.23     155.57    147.70    224.28    317.65
NASDAQ Market Index      100.00    100.98     121.13    127.17    164.96    204.98

                      EXECUTIVE OFFICERS OF THE REGISTRANT

         The following list sets forth the names of the executive officers of the Corporation, and other significant employees, their respective ages, positions held, recent business experience with the Corporation and the Bank, and the period they have served in their respective capacities.

Philip D. Miller
Age 74; Chairman of the Board of the Corporation, from May 1986 to present; Chairman of the Board of the Bank, from September 1985 to March 1997; Chief Executive Officer of the Bank, from 1966 to March 1988; President of the Corporation, from September 1984 to May 1986.

Thomas J. Bisko
Age 49; Chief Executive Officer of the Bank and the Corporation, from March 1988 to present; President of the Bank, from September 1985 to present; President of the Corporation, from May 1986 to present; Treasurer of the Corporation, from February 1986 to present.

Robert C. Werner
Age 39; Executive Vice President/Chief Operating Officer of the Bank, from January 1994 to present; Senior Vice President/Chief Financial Officer of the Bank, from January 1989 to December 1993; Vice President of the Corporation, from October 1988 to present.

Bret H. Krevolin
Age 34; Senior Vice President/Chief Financial Officer of the Bank from January 1995 to present; Chief Accounting Officer of the Corporation, from January 1992 to present; Vice President/Controller of the Bank from August 1989 to December 1994; Supervisor, Coopers & Lybrand, Philadelphia, from July 1988 to August 1989.

Bryan S. Lebo
Age 40; Senior Vice President/Lending from January 1995 to present; Executive Vice President of Lehigh Valley Bank from 1992 to 1994; Administrative Vice President of Lehigh Valley Bank from 1990 to 1992; Vice President of Lehigh Valley Bank from 1987 to 1990.

Mary Ann Smith
Age 43; Senior Vice President/Operations of the Bank from January 1995 to present; Vice President/Operations of the Bank, from January 1988 to December 1994.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Certain of the directors and executive officers of the Corporation and/or their affiliates have loans outstanding from the Bank. All such loans were made in the ordinary course of the Bank's business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons; and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 1996, there were $3,355,000 in loans outstanding to directors, principal officers, and their affiliates.

         During 1996, the Corporation and the Bank used the legal services of the law firm Grim, Biehn, Thatcher and Helf, of which Director Dennis Helf is Of Counsel. The amount of fees paid by the Corporation and the Bank to Grim, Biehn, Thatcher and Helf did not exceed 5% of either the firm's, the Corporation's, or the Bank's gross revenue in its last full fiscal year. The Board has determined that the business relationship with Grim, Biehn, Thatcher and Helf is competitive and conducted in accordance with ordinary business practices.

                      NOMINATIONS AND SHAREHOLDER PROPOSALS


         Nominations for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the President of the Corporation, not less than fourteen (14) days or more than fifty (50) days prior to any meeting of shareholders called for the election of Directors, provided however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh (7) day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of Common Stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of Common Stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance with these provisions may be disregarded by the Chairman of the Annual Meeting.

         Any Shareholder Proposal for the 1998 Annual Meeting must be submitted, in writing, to the Secretary of the Corporation in accordance with the proxy rules of the Securities and Exchange Commission prior to December 9, 1997. Any Shareholder Proposal not submitted in accordance with the foregoing may be disregarded by the Chairman of the Annual Meeting.

                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of the Corporation's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent owners are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

         To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation during fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except that Mr. Bisko and Ms. Smith each inadvertently filed late one report, reporting one late transaction.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than those matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         If there are not sufficient votes for approval of any of the matters to be acted upon at the Annual Meeting, the Annual Meeting may be adjourned to permit the further solicitation of proxies.


By Order of the Board of Directors,

/s/Charles M. Meredith, III
----------------------------
Charles M. Meredith, III
Secretary

Quakertown, Pennsylvania
April 8, 1997

                                 REVOCABLE PROXY
                                    QNB Corp.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 6, 1997

  The undersigned hereby appoints J. Clair Hershey, James C. Ebbert, and Daniel
W. Schantz, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of QNB Corp. common stock which the undersigned is entitles to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, PA at 11:00 a.m. on Tuesday, May 6, 1997, and at any and all adjournments thereof.

1. The election as directors of all nominees listed (except as marked to the contrary), for three-year terms.

                          Dennis Helf Donald T. Knauss
                                 Thomas J. Bisko

   [   ] FOR            [   ] WITHHOLD            [   ] FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
-------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

  In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


          Please be sure to sign and date this Proxy in the box below.


                                      Date


                             Shareholder sign above


                          Co-holder (if any) sign above


    Detach above card, sign, date and mail in postage paid envelope provided.

                                    QNB Corp.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Should the above signed be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the powers of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filling written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

  The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting of Shareholders. Proxy Statement and Annual Report.

  Please sign exactly as your name(s) appear(s) above. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title. If signer is a corporation, please sign full corporate name by authorized officer. If shares are held jointly, each holder should sign.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY